EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b)

UNDER THE SECURITIES EXCHANGE ACT AND 18 U.S.C. 1350

I, Jeffrey S. Barocas, Chief Financial Officer of Ocean Bio-Chem, Inc. (the "Company"), hereby certify that, based on my knowledge:

1.	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 29, 2019	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Vice President, Chief Financial Officer